PRESS RELEASE

Contacts:
Mellanox Technologies
Lee-Ann K. Stewart
408-970-3400
ir@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Q1 2008 Financial Results
Seventh Consecutive Quarter of Record Revenue

SANTA CLARA, Calif. and YOKNEAM, Israel – April 23, 2008 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of semiconductor-based, server and storage interconnect products, today announced financial results for its first quarter ended March 31, 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported record revenue of $25.2 million, up from $24.8 million in the fourth quarter of 2007 and up 49 percent from the $16.9 million reported in the first quarter of 2007.

Gross margins in the first quarter were 76.4 percent, compared with 73.8 percent in the fourth quarter of 2007 and 74.7 percent reported in the first quarter a year ago. GAAP net income in the first quarter was $4.6 million or $0.14 per diluted share and included a tax expense of $2.1 million from the realization of deferred tax assets and $1.9 million of share-based compensation expense.

On a non-GAAP basis, the company recorded first quarter net income of $8.6 million, or $0.25 per diluted share, compared with $8.8 million or $0.26 per diluted share in the fourth quarter of 2007 and $3.9 million or $0.12 per diluted share in the first quarter of 2007. These non-GAAP net income results exclude share-based compensation expenses and the realization of deferred tax assets.

Total cash and investments were $155.3 million at March 31, 2008. The company generated $3.3 million of cash from operations during the quarter.

“Our seventh consecutive quarter of record revenue highlights our continued growth across all markets that we serve,” said Eyal Waldman, chairman, president and CEO. “We are seeing increased design wins and deployments of our leading interconnect adapters and switch silicon in a variety of new systems, applications and markets.

“During the quarter, we announced general availability of our ConnectX® 40Gb/s InfiniBand adapter ICs and cards, the industry’s highest performing I/O adapter for server, storage and embedded applications. We taped out the InfiniScale® IV, 36-port 40Gb/s InfiniBand switch silicon device in early April, which we expect to deploy in our customers’ systems during the second half of this year.

“At the Storage Networking World conference earlier this month, we demonstrated the industry’s first integrated Fibre Channel over Ethernet adapter with hardware offload. This capability enables networking and storage consolidation over a 10GigE network, reducing the number of adapters, cables and switches,” Mr. Waldman said.

“We also announced Virtual Protocol Interconnect™ (VPI), which enables ConnectX to support any standard networking, clustering, storage and management protocol over any converged network with the same software stack. VPI future-proofs data center infrastructure by providing IT managers the freedom to select the optimal protocols and networks for their applications while using ConnectX as their preferred server and storage adapter.

“Yesterday, we announced a significant design win with Supermicro, which is using our ConnectX 10 Gigabit Ethernet silicon adapter embedded in a LAN on Motherboard application for its server product line. This design win demonstrates Mellanox as a broad-based supplier of interconnect products.”

Recent Mellanox Press Release Highlights:

•	April 22 — Mellanox Announces ConnectX 10 Gigabit Ethernet LAN on Motherboard Design Wins Across Supermicro’s Server Products

•	April 21 — Mellanox Announces Virtual Protocol Interconnect with ConnectX Adapter Products

•	April 7 — Mellanox Announces Industry’s First Integrated Fibre Channel over Ethernet Adapter with Hardware Offload

•	April 7 — Mellanox Delivers End-to-End Quality of Service for Unified InfiniBand Fabric Deployments in Data Centers

•	April 2 — Mellanox Maximizes Return on Investment for Engineering Manufacturing Designs

•	April 1 — Mellanox Delivers First 40Gb/s InfiniBand Adapters

•	March 31 — Mellanox Announces ConnectX EN 10GigE NIC In-the-Box Support with Citrix XenServer 4.1

•	March 20 — Supermicro Launches Blade and HPC Solutions with 20Gb/s, Low-Latency InfiniBand Connectivity

•	February 26 — Mellanox ConnectX EN 10GigE NIC with VMware Virtualization Software Proven to Deliver Breakthrough Server Utilization

Conference Calls
Mellanox will broadcast its first quarter 2008 financial results conference call today, Wednesday, April 23, 2008 at 2:00 p.m. Pacific time (5 p.m. Eastern time). To listen to the call, please dial 719-325-4867 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately one hour after the conclusion of the call, and will remain available for one week. To access the replay, dial 719-457-0820. The pass code is 5504222.

Mellanox will also conduct a conference call on Sunday, April 27, 2008 at 9 a.m. Israel time to discuss the company’s first quarter 2008 financial results in Hebrew. To listen to the call, dial +972-3-9180610 approximately 10 minutes prior to the start of the call. A taped replay will be made available April 27, 2008, and will remain available for 72 hours. To access the replay, dial +972-3-9255900.

Both conference calls will be available via a live webcast on the investor relations section of the Mellanox web site at www.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 12 months.

About Mellanox

Mellanox Technologies is a leading supplier of semiconductor-based, interconnect products to world-class server, storage, and infrastructure OEMs servicing Fortune 500 data centers, the world’s most powerful supercomputers, and mission critical embedded applications. The company’s Virtual Protocol Interconnect™ (VPI) enables any standard communication protocol to operate over any converged network (InfiniBand, Ethernet, Data Center Ethernet) with the same software solution. Utilizing proven networking, clustering, storage, virtualization and RDMA acceleration engines, VPI optimizes application performance, power consumption, workload agility, and total system efficiency while future-proofing IT infrastructure.

Founded in 1999, Mellanox Technologies is headquartered in Santa Clara, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the realization of certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the realization of deferred tax assets as it enhances investors’ ability to review our business from the same perspective as management, which believes that such items are not directly attributable to the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the realization of deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued rate of adoption of our ConnectX InfiniBand adapter products by our customers; the integration of our ConnectX InfiniBand adapter products into large-cluster deployments, volume-level servers, blade servers and storage devices; the rate at which our OEM customer base expands; whether the number of enterprise and commercial applications for our products will continue to increase; whether, and if, we can ship to additional tier-one server companies in the future; our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 24, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies, Ltd. Virtual Protocol Interconnect is a trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues	$25,155	$16,855
Cost of revenues	(5,935)	(4,270)

Gross profit	19,220	12,585

Operating expenses:
Research and development	8,257	5,944
Sales and marketing	3,353	2,791
General and administrative	1,831	1,357

Total operating expenses	13,441	10,092

Income from operations	5,779	2,493
Other income, net	1,043	957

Income before taxes on income	6,822	3,450
Provision for taxes on income	(2,185)	(164)

Net income	$4,637	$3,286

Net income per share— basic	$0.15	$0.16

Net income per share— diluted	$0.14	$0.15

Shares used in computing income per share :
Basic	31,089	20,310
Diluted	32,790	22,657

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2008	2007
GAAP NET INCOME	$4,637	$3,286
Adjustments:
Share-based compensation expense	1,874	598
Deferred taxes on NOL in Israel	2,056	—

NON-GAAP NET INCOME	$8,567	$3,884

GAAP SHARES – BASIC	31,089	20,310
Adjustments:
Impact from weighted outstanding shares*	84	9,530

NON-GAAP SHARE – BASIC	31,173	29,840

GAAP SHARES – DILUTED	32,790	22,657
Adjustments:
Impact from weighted outstanding shares*	84	9,530
Effect of dilutive securities under GAAP**	(1,701)	(2,347)
Total options vested and exercisable	3,049	3,602

NON-GAAP SHARES – DILUTED	34,222	33,442

*Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Because the shares issued pursuant to our initial public offering were issued, and all of our then outstanding preferred shares converted into ordinary shares on February 13, 2007, those shares were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

**This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31,	December	31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$61,475	$100,650
Short-term investments	93,157	52,231
Restricted cash	710	709
Accounts receivable, net	18,864	17,353
Inventories	5,401	5,396
Deferred taxes	10,256	12,312
Prepaid expenses and other	1,890	1,509

Total current assets	191,753	190,160
Property and equipment, net	8,495	8,449
Severance assets	3,596	3,152
Intangible assets, net	379	395
Other long-term assets	1,756	244

Total assets	$205,979	$202,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,694	$6,703
Other accrued liabilities	8,944	11,282
Capital lease obligations, current	1,075	1,560

Total current liabilities	14,713	19,545
Accrued severance	4,550	4,058
Capital lease obligations, net of current portion	1,342	1,609
Other long-term obligations	583	71

Total liabilities	21,188	25,283
Ordinary shares	132	128
Additional paid-in capital	213,574	210,618
Accumulated other comprehensive income	131	54
Accumulated deficit	(29,046)	(33,683)

Total shareholders’ equity	184,791	177,117

Total liabilities and shareholders’ equity	$205,979	$202,400

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$4,637	$3,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	816	350
Share-based compensation expense	1,874	598
Gain on sales of investments	(800)	(15)
Deferred income taxes	2,056	—
Changes in assets and liabilities:
Accounts receivable, net	(1,511)	1,626
Inventories	(5)	(258)
Prepaid expenses and other assets	(394)	1,341
Accounts payable	(2,009)	(103)
Accrued liabilities and other payables	(1,334)	(131)

Net cash provided by operating activities	3,330	6,694

Cash flows from investing activities:
Purchase of severance-related insurance policies	(444)	(159)
Purchases of short-term investments	(73,544)	—
Maturities and sale of short-term investments	33,495	—
Return of restricted cash deposit	—	71
Purchase of property and equipment	(652)	(491)
Investment in other companies	(1,500)	—

Net cash used in investing activities	(42,645)	(579)

Cash flows from financing activities:
Proceeds from initial public offering, net	—	106,015
Principal payments on capital lease obligations	(946)	(136)
Proceeds from exercise of share options and warrants	1,086	222

Net cash provided by financing activities	140	106,101

Net increase (decrease) in cash and cash equivalents	(39,175)	112,216
Cash and cash equivalents at beginning of period	100,650	20,570

Cash and cash equivalents at end of period	$61,475	$132,786